EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Chell Group Corporation (formerly named Networks North Inc.) for the registration of 12,307,398 shares of its common stock and to the incorporation by reference therein of our report dated November 12, 1999, with respect to the consolidated financial statements of Chell Group Corporation included in its Amended Annual Report (Form 10-K/A) for the year ended August 31, 2001, filed with the Securities and Exchange Commission.


Toronto, Canada,                        /s/ Ernst & Young LLP
May 30, 2002                            Chartered Accountants